Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 15, 2005 accompanying the combined financial statements of net assets acquired from Hiland Partners, LLC included in this Current Report of Hiland Partners, LP on Form 8-K/A dated as of September 26, 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (File No. 333-124071, effective April 14, 2005).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
November 8, 2005